Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Great Basin Scientific, Inc.

Salt Lake City, Utah

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205199) of Great Basin Scientific, Inc. (“Company”) of our report dated March 22, 2017, relating to the financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Salt Lake City, Utah

March 22, 2017